Exhibit 99.2

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and CEO
(909) 980-4030

CVB Financial Corp. to present at

the Keefe, Bruyette & Woods 2016 Community Bank Investor Conference

Ontario, CA, August 1, 2016 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be making a presentation and hosting one-on-one meetings with investors at the Keefe, Bruyette & Woods 2016 Community Bank Investor Conference on Tuesday and Wednesday, August 2nd and 3rd, 2016. The conference will take place at The Waldorf Astoria in New York, NY.

Mr. Myers will be giving a formal presentation on Tuesday, August 2, 2016 at 10:00 a.m. (EDT). The presentation will be available by way of live webcast and can be accessed through a link http://wsw.com/webcast/kbw35/cvbf or by visiting CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab for 90 days after the presentation.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. CVBF is the ninth largest bank holding company headquartered in California with assets of approximately $8.3 billion. CVBF recently earned the ranking of “Best Bank in America” according to Forbes’ America’s Best Banks 2016. Citizens Business Bank has 43 Business Financial Centers, eight Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.